INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
JANUARY 6, 2017

AGEX THERAPEUTICS, INC.

Total Authorized Shares
100,000,000 Common Stock - $0.0001 Par Value
5,000,000 Preferred Stock - $0.0001 Par Value

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SHARES (OR AN EXEMPTION FORM SUCH REGISTRATION) AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER COMPLIES WITH APPLICABLE SECURITIES LAWS.

The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

This Certifies that ______________________________ *is the registered holder of* __________________________ *fully paid and non-assessable Shares of Common Stock of the Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers effective the* ___ *day of* ____________ *A.D. 20*__.

____
_________________, Secretary

____
_________________, President

For Value Received ____________ hereby sell, assign and transfer unto ____

____ Shares of Common Stock represented by the within Certificate, and do herby irrevocably constitute and appoint ____________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________, 20____

In the presence of

____________________ ____________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.